SIXTH AMENDMENT TO REVOLVING CREDIT,

TERM LOAN AND SECURITY AGREEMENT

THIS SIXTH AMENDMENT TO REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT (the “Agreement”) is entered into as of March 28, 2014 by and among BLONDER TONGUE LABORATORIES, INC., a corporation organized under the laws of the State of Delaware (“BTL”), R. L. DRAKE HOLDINGS, LLC, a limited liability company organized under the laws of the State of Delaware (“RL Drake” and collectively with BTL, the “Borrower”), the financial institutions which are now or which hereafter become a party hereto (collectively, the “Lenders” and individually a “Lender”) and SANTANDER BANK, N.A. (formerly known as Sovereign Bank, N.A.) (“Santander”), as agent for Lenders (Santander, in such capacity, the “Agent”).

RECITALS

Whereas, the Borrower and the Lenders entered into a Revolving Credit, Term Loan and Security Agreement dated August 6, 2008, as amended by that certain First Amendment to Revolving Credit Term Loan and Security Agreement dated January 14, 2011, that certain Second Amendment to Revolving Credit Term Loan and Security Agreement dated February 1, 2012, that certain letter agreement dated August 10, 2012 (constituting the third amendment to the Revolving Credit, Term Loan and Security Agreement), that certain Fourth Amendment to Revolving Credit, Term Loan and Security Agreement dated March 27, 2013 and that certain Fifth Amendment to Revolving Credit, Term Loan and Security Agreement dated November 13, 2013 as the same shall be further amended by this Agreement (as may be further amended, restated, replaced and/or modified from time to time, the “Loan Agreement); and

Whereas, the Borrower and the Lenders have agreed to modify the terms of the Loan Agreement as set forth in this Agreement to, among other things, modifying certain financial covenants set forth in the Loan Agreement.

Now, therefore, in consideration of the Lender’s continued extension of credit and the agreements contained herein, the parties agree as follows:

AGREEMENT

1)	ACKNOWLEDGMENT OF BALANCE. The Borrower acknowledges that the most recent statement of account sent to the Borrower with respect to the Obligations is correct.

2)	MODIFICATIONS. The Loan Agreement be and hereby is modified as follows:

(A)	The following definitions in Section 1.2 of the Loan Agreement are hereby deleted, and are replaced to read as follows:

“Inventory Sublimit” shall mean the least of (i) $2,000,000 and (ii) the amount calculated pursuant to Subsection 2.1(a)(y)(i) herein.

“Maximum Loan Amount” shall mean $9,350,000 less all repayments of the Term Loan since the Second Amendment Closing Date.

“Maximum Revolving Advance Amount” shall mean $5,000,000.

“Revolving Interest Rate” shall mean an interest rate per annum equal to (a) the sum of the Index plus one and one quarter of one percent (1.25%) with respect to Domestic Rate Loans and (b) the sum of LIBOR plus four percent (4.00%) with respect to LIBOR Loans.

“Term Loan Rate” shall mean an interest rate per annum equal to (a) the sum of the Index plus one and one half of one percent (1.50%) with respect to Domestic Rate Loans, and (b) the sum of LIBOR plus four and one quarter of one (4.25%) percent with respect to LIBOR Loans.

(B)	The following definitions are hereby added to Section 1.2 of the Loan Agreement to read as follows:

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“Sixth Amendment” shall mean that certain Sixth Amendment to Revolving Credit, Term Loan and Security Agreement dated the Sixth Amendment Closing Date by and among the Borrower, the Lenders and the Agent.

“Sixth Amendment Closing Date” shall mean as of March 28, 2014.

(C)	Subsection 2.1(a) of the Loan Agreement is deleted, and is replaced by a new Subsection 2.1(a) to read as follows:

(a) Subject to the terms and conditions set forth in this Agreement including, without limitation, Section 2.1(b), each Lender, severally and not jointly, will make Revolving Advances to Borrower in aggregate amounts outstanding at any time equal to such Lender’s Commitment Percentage of the lesser of (x) the Maximum Revolving Advance Amount or (y) an amount equal to the sum of:

(i) up to 85%, subject to the provisions of Section 2.1(b) hereof, (“Receivables Advance Rate”), of Eligible Receivables, plus

(ii) up to the lesser of (A) (I) 35% from the Sixth Amendment Closing Date through and including June 26, 2014 and (II) 25% at all times thereafter, subject to the provisions of Section 2.1(b) hereof (“Inventory Advance Rate”), of the value of the Eligible Inventory (the Receivables Advance Rate and the Inventory Advance Rate shall be referred to collectively, as the “Advance Rates”) or (B) the Inventory Sublimit in the aggregate at any one time, minus

(iii) the aggregate amount of outstanding Letters of Credit, minus

(iv) such reserves as Agent may reasonably deem proper and necessary from time to time in its Permitted Discretion.

The amount derived from the sum of (x) Sections 2.1(a)(y)(i) and (ii) minus (y) Sections 2.1 (a)(y)(iii) and (iv) at any time and from time to time shall be referred to as the “Formula Amount”. The Revolving Advances shall be evidenced by one or more secured promissory notes (collectively, the “Revolving Credit Note”) substantially in the form attached hereto as Exhibit 2.1(a). Within thirty (30) days of the Sixth Amendment Closing Date, Agent will use its reasonable efforts to mark the original Third Amended and Restated Revolving Credit Note, dated November 13, 2013, in the original principal amount of $6,000,000, “CANCELLED” and will return the same to the Borrower.

(D)	Section 6.5 of the Loan Agreement is deleted, and is replaced by a new Section 6.5 to read as follows:

6.5. Financial Covenants.

(a) Intentionally Omitted.

(b) Balance Sheet Leverage Ratio. Cause to be maintained a Balance Sheet Leverage Ratio, tested quarterly (as of the last day of each fiscal quarter) on a consolidated basis, of not more than 1.25 to 1.00 at all times.

(c) Minimum EBITDA. Cause to be achieved EBITDA, tested quarterly (as of the last day of each fiscal quarter) on a consolidated basis, of not less than (i) negative (-) $600,000 as of March 31, 2014 calculated on a trailing three (3) month basis, (ii) negative (-) $400,000 as of June 30, 2014 calculated on a trailing six (6) month basis, (iii) $300,000 as of September 30, 2014 calculated on a trailing nine (9) month basis, and (iv) $700,000 as of December 31, 2014 and for each fiscal quarter thereafter calculated on a trailing twelve (12) month basis.

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3)	CONSULTANT. The Borrower hereby represents and warrants to the Agent that prior to the date hereof the Borrower has retained the services of a consultant acceptable to the Agent in its sole discretion for any purpose required by the Agent including, but not limited to, evaluating the Borrower’s general business strategies, focusing primarily on sales and marketing, at the sole cost and expense of the Borrower.

4)	REAL ESTATE APPRAISAL. The Borrower hereby acknowledges, agrees and consents to the Agent retaining the services of a real estate appraiser in the sole discretion of the Agent to perform a real estate appraisal with regard to the Mortgaged Premises as soon as reasonably possible hereafter at the sole cost and expense of the Borrower.

5)	EFFECTIVENESS OF AMENDMENT. All parties hereby acknowledge and agree that the Borrower has not yet provided to the Agent formal calculations of the Fixed Charge Coverage Ratio and the minimum EBITDA covenant for the fiscal year ended December 31, 2013 and such calculations (along with all other calculations contemplated under such Section 9.7) are not due until the date that is one hundred five (105) days after December 31, 2013, as set forth in Section 9.7 of the Loan Agreement (the “December 2013 Annual Financial Due Date”). The parties further acknowledge and agree that (i) this Agreement waives the requirements that the Fixed Charge Coverage Ratio for the trailing twelve month period ended as of the last day of the fiscal year ended December 31, 2013 and the minimum EBITDA covenant for the fiscal year ended December 31, 2013 be tested, (ii) the date of this Agreement is prior to the December 2013 Annual Financial Due Date, (iii) the calculations of the Fixed Charge Coverage Ratio for the trailing twelve month period ended as of the last day of the fiscal year ended December 31, 2013 and the minimum EBITDA covenant for the fiscal year ended December 31, 2013 are not yet due as of the date hereof, (iv) the Borrower is not obligated to and will not provide such calculations to the Agent, and (v) as of December 31, 2013 and thereafter through and including the date hereof, Borrower remains in compliance with Section 6.5 of the Loan Agreement.

6)	ACKNOWLEDGMENTS. The Borrower acknowledges and represents that:

(A) the Loan Agreement and Other Documents, as amended hereby, are in full force and effect without any defense, claim, counterclaim, right or claim of set-off;

(B) to the best of its knowledge, no default by the Agent or the Lenders in the performance of their duties under the Loan Agreement or the Other Documents has occurred;

(C) all representations and warranties of the Borrower contained herein and in the Other Documents are true and correct in all material respects as of this date, except for any representation or warranty that specifically refers to an earlier date;

(D) the Borrower has taken all necessary action to authorize the execution and delivery of this Agreement; and

(E) this Agreement is a modification of an existing obligation and is not a novation.

7)	PRECONDITIONS. As a precondition to the effectiveness of any of the modifications, consents, or waivers contained herein, the Borrower agrees to:

(A) provide the Agent with this Agreement and the Fourth Amended and Restated Revolving Credit Note, each properly executed;

(B) provide the Agent with secretary’s certificates and resolutions, in form and substance acceptable to the Agent, which approves the modification contemplated hereby;

(C) pay to the Agent an amendment fee in the amount of $45,000; and

(D) pay, promptly upon presentation of an invoice therefor, all other fees and costs incurred by the Lenders in entering into this Agreement, including, but not limited to, all reasonable legal fees incurred by the Agent.

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8)	MISCELLANEOUS. This Agreement shall be construed in accordance with and governed by the laws of the State of New Jersey, without reference to that state’s conflicts of law principles. This Agreement and the Other Documents constitute the sole agreement of the parties with respect to the subject matter thereof and supersede all oral negotiations and prior writings with respect to the subject matter thereof. No amendment of this Agreement, and no waiver of any one or more of the provisions hereof shall be effective unless set forth in writing and signed by the parties hereto. The illegality, unenforceability or inconsistency of any provision of this Agreement shall not in any way affect or impair the legality, enforceability or consistency of the remaining provisions of this Agreement or the Other Documents. This Agreement and the Other Documents are intended to be consistent. However, in the event of any inconsistencies among this Agreement and any of the Other Documents, the terms of this Agreement, then the Loan Agreement, shall control. This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts. Each such counterpart shall be deemed an original, but all such counterparts shall together constitute one and the same agreement.

9)	DEFINITIONS. The terms used herein and not otherwise defined or modified herein shall have the meanings ascribed to them in the Loan Agreement. The terms used herein and not otherwise defined or modified herein or defined in the Loan Agreement shall have the meanings ascribed to them by the Uniform Commercial Code as enacted in New Jersey.

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IN WITNESS WHEREOF, the undersigned have signed and sealed this Agreement the day and year first above written.

ATTEST:	BLONDER TONGUE LABORATORIES, INC.

By:____________________________	By:___________________________________
Name: ERIC SKOLNIK	Name: JAMES A. LUKSCH
Title: Assistant Secretary	Title: Chief Executive Officer

WITNESS:	R. L. DRAKE HOLDINGS, LLC

By:____________________________	By:___________________________________
Name: ERIC SKOLNIK	Name: JAMES A. LUKSCH
Title: Secretary	Title: Chief Executive Officer

SANTANDER BANK, N.A.,
(formerly known as Sovereign Bank),
as Lender and as Agent

By:___________________________________
Name: GREGORY R. RUSSANO
Title: Senior Vice President

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